EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 14, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Report to Shareholders of The Real Estate Investment Trust Portfolio (one of the series constituting Delaware Pooled® Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 27, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 19, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Report to Shareholders of The Large-Cap Value Equity Portfolio, The Select 20 Portfolio, The Large-Cap Growth Equity Portfolio, The Focus Smid-Cap Growth Equity Portfolio, The Real Estate Investment Trust Portfolio II, The Core Focus Fixed Income Portfolio, The High-Yield Bond Portfolio, The Core Plus Fixed Income Portfolio, The International Equity Portfolio, The Labor Select International Equity Portfolio, The Emerging Markets Portfolio and The Emerging Markets Portfolio II(twelve of the series constituting Delaware Pooled® Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 27, 2013